Exhibit 10.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

AND SECURITY AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Agreement” or the “Amendment”) dated as of October 20, 2016 relating to (i) the Credit Agreement dated as of April 28, 2015 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”) among Kleopatra Holdings 2, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 168.851, acting by its general partner and sole manager Kleopatra Holdings GP S. A., a public limited liability company (société anonyme), organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg and registered with the Luxembourg Register or Commerce and Companies under number B 168.839 (“Parent”), KP Holding GmbH & Co. KG (“Holdings”), Klöckner Pentaplast German Holding GmbH & Co. KG (“Intermediate German Holdings”), KP International Holding GmbH (“Intermediate KPA Holdings”), KP Germany Erste GmbH (“KP Erste”), Klöckner Pentaplast GmbH (“KP GmbH” and, together with KP Erste, the “German Borrowers”), Klöckner Pentaplast of America, Inc. (the “US Borrower” and, together with the German Borrowers, the “Borrowers”), certain subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders and (ii) the Security Agreement dated as of April 28, 2015 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Security Agreement”) among the US Borrower, certain subsidiaries of the US Borrower, as Grantors, and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee.

RECITALS:

WHEREAS, the Borrowers have (or the Borrower Representative on behalf thereof has) requested (i) Replacement Term Loans denominated in Dollars in an aggregate principal amount of $723,702,015.00 (“Replacement Dollar Term Loans”) and (ii) Replacement Term Loans denominated in Euros in an aggregate principal amount of €210,337,500.00 (“Replacement Euro Term Loans” and, together with the Replacement Dollar Term Loans, the “Replacement Term Loans”) pursuant to Section 10.02(d) of the Existing Credit Agreement (the “Replacement Term Loan Financing”), the Net Proceeds of which will be used to make a voluntary prepayment in full of the balance of the aggregate principal amount of the Term Loans outstanding on the First Amendment Effective Date (as defined below), together with accrued interest thereon (such amounts collectively, the “Term Loan Repayment Amount”); and

WHEREAS, the institution listed on Schedule I.A and 1.B hereto as Replacement Term Lender (the “Replacement Term Lender”) has agreed, on the terms and conditions set forth herein and in the Existing Credit Agreement, to provide the amount of the Replacement Dollar Term Loans and Replacement Euro Term Loans set forth opposite its name under the heading “Replacement Dollar Term Loan Commitment” (and as further allocated between Initial

U.S. Borrower Dollar Term Commitments and Initial German Borrower Dollar Term Commitments as set forth therein) and “Replacement Euro Term Loan Commitment” (and as further allocated between Initial Erste Euro Term Commitments and Initial GmbH Euro Term Commitments as set forth therein) on Schedules I.A and 1.B hereto, respectively (the “Replacement Term Loan Commitments”).

WHEREAS, the Borrowers have (or the Borrower Representative on behalf thereof has) requested an Incremental Term Loan in an aggregate principal amount of €85,000,000 (the “Incremental Euro Term Loan”) pursuant to Section 2.14 of the Existing Credit Agreement, the Net Proceeds of which will be used to (a) directly or indirectly finance, in part, the acquisition of Turkish rigid film producer Farmamak, (b) to pay fees, expenses and any original issue discount in connection with the foregoing and (c) for working capital and other general corporate purposes (the “Incremental Euro Term Loan Financing” and, together with the Replacement Term Loan Financing, the “Term Loan Refinancing”); and

WHEREAS, the entity listed on Schedule I.B hereto as Incremental Term Lender (the “Incremental Term Lender”) has agreed, on the terms and conditions set forth herein and in the Amended Credit Agreement, to provide the amount of the Incremental Euro Term Loan set forth opposite its name under the heading “Incremental Euro Term Loan Commitment” on Schedule I hereto (the “Incremental Euro Term Loan Commitment”).

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1.     Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Existing Credit Agreement. The rules of construction specified in Section 1.02 of the Existing Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Amended Credit Agreement.

SECTION 2.     Replacement Term Loans.

(a)    Subject to the terms and conditions set forth herein, the Replacement Term Lender agrees to make a (i) Replacement Dollar Term Loan to the U.S. Borrower and KP Erste on the First Amendment Effective Date in a principal amount not to exceed its Replacement Dollar Term Loan Commitment and (ii) Replacement Euro Term Loan to KP Erste and KP GmbH on the First Amendment Effective Date in a principal amount not to exceed its Replacement Dollar Term Loan Commitment.

(b)    With effect from the First Amendment Effective Date, the Replacement Term Loans shall be “Term Loans”, the Replacement Dollar Term Loans shall be “Initial Dollar Term Loans” and the Replacement Euro Term Loans shall be “Initial Euro Term Loans,” the Replacement Term Lender shall be a Lender with outstanding Initial Dollar Term Loans and Initial Euro Term Loans.

(c)    The Replacement Dollar Term Loan made on First Amendment Effective Date shall be net funded with an original issue discount of 99.875% of the aggregate principal amount thereof; provided that such discount may, at the election of Credit Suisse Securities (USA) LLC (the “Lead Arranger”), be taken in the form of an upfront fee paid to the Replacement Term Lender on the First Amendment Effective Date, and except as otherwise set forth in this Amendment, (i) Replacement Dollar Term Loans shall have the same terms as Initial Dollar Term Loans and (ii) Replacement Euro Term Loans shall have the same terms as Initial Euro Term Loans.

SECTION 3.     Incremental Euro Term Loan.

(a)    Subject to the terms and conditions set forth herein, the Incremental Term Lender agrees to make an Incremental Euro Term Loan to the Borrowers on the First Amendment Effective Date (as defined below) in a principal amount not to exceed its Incremental Euro Term Commitment.

(b)    With effect from the First Amendment Effective Date, the Incremental Euro Term Loan shall be a “Term Loan” and an “Initial Euro Term Loan” and the Incremental Term Lender shall be a Lender with an outstanding Term Loan and Initial Euro Term Loan.

(c)    The Incremental Euro Term Loan shall have the same terms as the Replacement Euro Term Loans.

SECTION 4.     Amendments to Credit Agreement.

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” means the First Amendment to Credit Agreement, dated as of October 20, 2016 among the Borrowers, Parent, Holdings, Intermediate German Holdings, Intermediate KPA Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the first date when each of the conditions under Section 8 of the First Amendment have been met.

“LCA Election” has the meaning set forth in Section 1.16.

“LCA Test Date” has the meaning set forth in Section 1.16.

“Limited Conditionality Financing” means any incurrence of Indebtedness related to, and identified at the time of, any Limited Condition Transaction.

“Limited Conditionality Transaction” means any Permitted Acquisition (or similar Investment) by one or more Borrower or any of the Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    Clauses (a) and (b) of the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Applicable Rate” means (a) with respect to the Initial Dollar Term Loans, (x) 3.25% per annum in the case of Eurocurrency Rate Loans and (y) 2.25% per annum in the case of Base Rate Loans and (b) with respect to the Initial Euro Term Loans, 3.00% per annum for Eurocurrency Rate Loans”

(c)    The definition of “Excluded Subsidiary” is hereby amended to add the following proviso at the end thereof:

; provided further that notwithstanding anything herein or in any Loan Document to the contrary, no Subsidiary shall be or become an Excluded Subsidiary (including as a result of a material adverse tax consequence) due to Parent reincorporating as a Delaware corporation as permitted by Section 7.11.

(d)    The following definitions are hereby amended and restated in their entirety to read as follows:

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board; provided, at any time after the Closing Date, the Borrower Representative may elect, upon prior written notice to the Administrative Agent, to apply GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean GAAP (except with respect to references set forth in this proviso), including as to the ability of the Borrower Representative or the Required Lenders to make a request pursuant to Section 1.03(b).

“Initial Erste Euro Term Commitment” means, as to each Term Lender, its obligation to make Initial Erste Euro Term Loans to the Borrowers pursuant to Sections 2(a) and 3(a) of the First Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Euro Term Lender’s name on Schedule 1.B of the First Amendment under the caption “Initial Erste Euro Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including as such amount may be reduced from time to time pursuant to Section 2.06 or reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The initial aggregate amount of the Initial Erste Euro Term Commitments is €111,587,500.00.

“Initial German Borrower Dollar Term Commitment” means, as to each Term Lender, its obligation to make Initial German Borrower Dollar Term Loans to KP Erste pursuant to Section 2(a) of the First Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.A to the First Amendment under the caption “Initial German Borrower Dollar Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including as such amount may be reduced from time to time pursuant to Section 2.06 or reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The aggregate amount of the Initial German Borrower Dollar Term Commitments on the First Amendment Effective Date is an aggregate principal amount equal to $216,677,250.00.

“Initial GmbH Euro Term Commitment” means, as to each Term Lender, its obligation to make Initial GmbH Euro Term Loans to the Borrowers pursuant to Section 2(a) and 3(a) of the First Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Euro Term Lender’s name on Schedule 1.B of the First Amendment under the caption “Initial GmbH Euro Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including as such amount may be reduced from time to time pursuant to Section 2.06 or reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The aggregate amount of the Initial GmbH Euro Term Commitments on the First Amendment Effective Date is €98,750,000.00.

“Initial U.S. Borrower Dollar Term Commitment” means, as to each Term Lender, its obligation to make Initial U.S. Borrower Dollar Term Loans to the U.S. Borrower pursuant to Section 2(a) of the First Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.A of the First Amendment under the caption “Initial U.S. Borrower Dollar Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including as such amount may be reduced from time to time pursuant to Section 2.06 or reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The aggregate amount of the Initial U.S. Borrower Dollar Term Commitments on the First Amendment Effective Date is an aggregate principal amount equal to $507,024,765.00.

(e)    The Existing Credit Agreement is hereby amended by adding a new Section 1.03(d) as follows:

“(d)    In the event that Parent (or any other Parent Entity) elects to prepare its financial statements in accordance with GAAP pursuant to the definition of “IFRS”

and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrowers and the Administrative Agent agree, to the extent requested by the Administrative Agent or the Borrower Representative, to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the First Lien Net Leverage Ratio and the Total Net Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Parent’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with IFRS (as determined in good faith by the Borrower Representative) (it being agreed that the reconciliation between IFRS and GAAP used in such determination shall be made available to Lenders) as if such change had not occurred.”

(f)    The Existing Credit Agreement is hereby amended by adding a new Section 1.16 as follows:

“Limited Condition Transactions.     For purposes of (i) determining compliance with any provision in this Agreement which requires the calculation of the First Lien Net Leverage Ratio or Total Net Leverage Ratio, (ii) determining compliance with Defaults or Events of Default or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA) (including, in each case with respect to the incurrence of Indebtedness under Section 2.14), in each case, in connection with a Limited Condition Transaction, at the irrevocable option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such Limited Condition Transaction is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. The Borrower Representative shall make the LCA Election on or prior to the LCA Test Date. For the avoidance of doubt, if the Borrower Representative has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the Person acquired in respect of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder. If the Borrower Representative has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (1) the date on which such Limited Condition Transaction is consummated or (2) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming both (x) such Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and other transactions in connection therewith (but not for purposes of calculating the financial performance covenants set forth in Section 7.16) have been consummated and (y) such Limited Condition Transaction and any Limited Condition Financing and other transactions in connection therewith have not been consummated.”

(g)    Section 2.07(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    Initial Term Loans. The Term Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders holding Initial Term Loans the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly scheduled installments (which scheduled installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06):

Date	Amount of Initial U.S. Borrower Dollar Term Loans	Amount of Initial German Borrower Dollar Term Loans	Amount of Initial Erste Euro Term Loans	Amount of Initial GmbH Euro Term Loans
The last Business Day of each March, June, September and December ending prior to the Maturity Date for the Initial Term Loans, starting with September 30, 2015	$1,267,561.91	$541,693.13	€278,968.75	€459,375.00
Maturity Date for the Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial U.S. Borrower Dollar Term Loans owed by the U.S. Borrower	All unpaid aggregate principal amounts of any outstanding Initial German Borrower Dollar Term Loans owed by KP Erste	All unpaid aggregate principal amounts of any outstanding Initial Erste Euro Term Loans owed by KP Erste	All unpaid aggregate principal amounts of any outstanding Initial GmbH Euro Term Loans owed by KP GbmH

(h)     Section 2.05(a)(iv) of the Existing Credit Agreement is hereby amended by deleting the phrase “on or prior to the date that is six months after the Closing Date” and replacing it with the phrase “on or prior to the date that is six months after the First Amendment Effective Date”

(i)    Section 2.15(a)(i) is hereby amended by deleting the text in its entirety and replacing it with “[reserved];”

(j)    Section 3.08 of the Existing Credit Agreement is hereby amended by deleting the phrase “on or prior to the date that is six (6) months after the Closing Date” and replacing it with the phrase “on or prior to the date that is six (6) months after the First Amendment Effective Date”

(k)    Section 5.04(a) of the Existing Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Each Lender and the Administrative Agent hereby acknowledges and agrees that Parent and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in IFRS or GAAP, or the respective interpretation thereof, and that such restatements will not result in a Default under the Loan Documents with respect to determinations made prior to such restatements.”

(l)    Section 7.02(s) of the Existing Credit Agreement is hereby amended by deleting the phrase “[Reserved]” and replacing it with the phrase “Liens on the Collateral securing Indebtedness incurred pursuant to Section 7.01(v)”

(m)    Section 7.06(cc)(i) of the Existing Credit Agreement is hereby amended by replacing the term “Restricted Payment” with “Investment”.

(n)    Section 7.11 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Each Loan Party shall not, nor shall it permit any of its Subsidiaries to, amend or modify, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) such Person’s Organizational Documents without obtaining the prior written consent of the Administrative Agent; provided that, a change in the

Parent’s jurisdiction of organization from Luxembourg to Delaware through its reincorporation as a Delaware corporation shall be deemed not to be materially adverse to the Lenders; provided, further that (x) Borrower Representative provides notice of such reincorporation to the Administrative Agent and the Collateral Trustee at least ten (10) Business Days prior to the date of such reincorporation and (y) concurrently with such reincorporation, such reincorporated Parent takes all actions required to be taken pursuant to Sections 2.20, 2.21 and 6.13 (without giving effect to the timeframes set forth therein) as though such reincorporated Parent were a newly formed Subsidiary of the Borrower Representative that was required to become a Guarantor.”

(o)    The Existing Credit Agreement is hereby amended by adding a new Section 12.17 as follows:

“Acknowledgement and Consent to Bail-In of EEA Financial Institutions.     Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 5.     Amendments to Security Agreement

(a)    The definition of “Excluded Property” is hereby amended to add the following proviso at the end thereof:

; provided further that notwithstanding anything herein or in any Loan Document to the contrary, no assets shall be or become Excluded Property (including as a result of a material adverse tax consequence) due to Parent reincorporating as a Delaware corporation as permitted by Section 7.11 of the Credit Agreement.

SECTION 6.    Certain Consents and Agreements.

(a)    The parties hereto hereby agree that, for all purposes under the Amended Credit Agreement and the other Loan Documents, (i) the Incremental Euro Term Commitment will constitute Commitments, Term Commitments, Initial Term Commitments, Initial Euro Term Commitments and Incremental Commitments, (ii) the Incremental Euro Term Loans will constitute Loans, Term Loans, Initial Term Loans, Initial Euro Term Loans and Incremental Loans, (iii) the Replacement Dollar Term Loans will constitute Loans, Term Loans and Initial Dollar Term Loans, (iv) Replacement Euro Term Loans will constitute Loans, Term Loans and Initial Euro Term Loans (v) the Incremental Term Lender and the Replacement Term Lender will each be a Lender and a Term Lender and (vi) the Incremental Euro Term Loan and the Replacement Euro Term Loans shall collectively constitute the one and the same Class and “tranche” of Term Loans.

(b)    The parties hereto hereby agree that, notwithstanding anything in the Existing Credit Agreement to the contrary,

(i)	the initial Interest Period with respect to the Incremental Euro Term Loans and the Replacement Euro Term Loans shall commence on the First Amendment Effective Date and end on December 30, 2016; and

(ii)	the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the Incremental Euro Term Loan is included in the same Class as the Replacement Euro Term Loans.

(c)    Each of the Borrowers and the other Loan Parties hereby consents to the provisions of this Section 6.

SECTION 7.     Representations of the Borrower. The Borrowers represent and warrant that:

(a)    the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)    no Event of Default or Default was continuing on and as of the First Amendment Effective Date after giving effect hereto and to the extension of credit requested to be made on the First Amendment Effective Date;

(c)    immediately after giving effect to the transactions contemplated hereunder on the First Amendment Effective Date, to the best of management’s knowledge (without having led a recent sale process and after giving effect to recent market and currency fluctuations) (i) the sum of the debt (excluding contingent liabilities for which no accrual has been made in the accounts) of the Parent and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Parent and its Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets of the Parent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (excluding contingent liabilities) of the Parent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (iii) the cash flows of the Parent and its Subsidiaries, taken as a whole, are not unreasonably small in relation to the business of the Parent and its Subsidiaries, taken as a whole, contemplated as of the First Amendment Effective Date, (iv) the Parent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business, and (v) no German Obligor is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code, or is overindebted (überschuldet) within the meaning of section 19 of the German Insolvency Code.

SECTION 8.     Conditions. This Agreement shall become effective as of the first date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received from each Loan Party, the Replacement Term Lender, the Incremental Term Lender, the Required Lenders and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement or a consent in the form of the Lender Consent attached to the Election Notice Memorandum posted on LendAmend on October 7, 2016;

(b)    the Administrative Agent shall have received any required notice of borrowing of Replacement Term Loans pursuant to Section 2.02(a) of the Existing Credit Agreement; provided, that such notice of borrowing shall be delivered in accordance the time periods specified in Section 2.02(a) of the Existing Credit Agreement or such shorter period as the Administrative Agent may agree;

(c)    the representations and warranties set forth in Section 7 above shall be true and correct as of the date hereof;

(d)    the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and executed by a Responsible Officer of the Borrower Representative, confirming the accuracy of the representations and warranties set forth in Section 7 above;

(e)    the Administrative Agent shall have received, on behalf of itself, the Replacement Term Lender and the Incremental Term Lender on the First Amendment Effective Date, a customary written opinion of (i) Kirkland & Ellis LLP, special counsel for Parent, the Borrowers and each other Loan Party, (ii) Latham & Watkins LLP, special German counsel for the Administrative Agent, (iii) Latham & Watkins LLP, special UK counsel for the Administrative Agent, (iv) Nauta Dutilh, special Luxembourg counsel for the Administrative Agent and (v) Homburger, special Switzerland counsel for the Administrative Agent, in each case (A) dated the First Amendment Effective Date, (B) addressed to the Administrative Agent, the Collateral Trustee, the Replacement Term Lender and Incremental Term Lender and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request;

(f)    the Administrative Agent shall have received customary closing certificates and documentation consistent with those delivered on the Closing Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Replacement Term Loans and the Incremental Euro Term Loans contemplated hereby are secured by the Collateral ratably with the existing Revolving Credit Loans;

(g)    the payment of the Term Loan Repayment Amount by the Borrowers to the Administrative Agent for the accounts of the existing Term Lenders, as a voluntary prepayment in full of the Term Loans outstanding on the First Amendment Effective Date, shall occur simultaneously with the Borrowing of the Replacement Term Loans;

(h)    any fees and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) owing by any Borrower to the Administrative Agent and invoiced at least three Business Days prior to the date hereof shall have been paid in full (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the Term Loan Refinancing, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement or the Term Loan Refinancing), in each case which amounts may be offset against the proceeds of the Incremental Euro Term Loans;

(i)    the Administrative Agent shall have received (A) a copy of an English law supplemental debenture duly executed by Klöckner Pentaplast Limited, Kleopatra UK Limited and the Collateral Trustee and (B) a copy of an English law supplemental share charge over the shares in Kleopatra UK Limited and Klöckner Pentaplast Limited duly executed by Klöckner Pentaplast GmbH, Klöckner Pentaplast Schweiz AG and the Collateral Trustee

(j)    the Administrative Agent shall have received from each party thereto a counterpart of the security confirmation agreement relating to the Swiss law governed security agreements signed on behalf of such party;

(k)    the Administrative Agent shall have received (i) copies, executed by the relevant Loan Party party to such agreement, of a (A) Share Pledge and Interest Pledge

Confirmation and Junior Ranking Share Pledge and Interest Pledge Agreement relating to all present and future shares and ancillary rights in KP Holding GmbH & Co. KG, KP Holding Verwaltungs GmbH, Intermediate German Holdings and Intermediate KPA Holdings and (B) Share Pledge and Interest Pledge Confirmation and Junior Ranking Share Pledge and Interest Pledge Agreement relating to all present and future shares and ancillary rights in each of the German Borrowers, Klöckner Pentaplast Europe GmbH & Co. KG and Klöckner Pentaplast Verwaltungs GmbH (the documents in clauses (A) and (B) above, collectively, the “German Reaffirmation Documents”), (ii) resolutions or authorizations in relation to each Loan Party incorporated in Germany of the shareholders, supervisory/advisory board and/or management of such Loan Party (as applicable) authorizing the execution, delivery and performance of this Amendment and the German Reaffirmation Documents and (iii) a certification of one or two (as applicable) managing directors that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(l)    the Administrative Agent shall have received, in relation to each Luxembourg Loan Party, (A) an up-to-date electronic certified true and complete excerpt of the Luxembourg Companies Register dated no earlier than one Business Day prior to the First Amendment Effective Date, (B) an up-to-date electronic certified true and complete certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire), issued by the Luxembourg Companies Register no earlier than one Business Day prior to the First Amendment Effective Date and reflecting the situation no more than two Business Days prior to the First Amendment Effective Date certifying that, as of the date of the day immediately preceding such certificate, the Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12, and Article 14of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to European Insolvency Regulation), (C) a manager certificate dated as of the First Amendment Effective Date (signed by a manager and/or director, as applicable, or authorized signatory) that the relevant Luxembourg Loan Party are not subject to nor, as applicable, do they meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by their respective managers or, as far as they are aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings, and (D) a true and complete specimen of signatures for each of the manager and/or director, as applicable, or authorized signatories having executed for and on behalf of the relevant Luxembourg Loan Party respectively this Agreement; and

(m)    no later than two Business Days in advance of the First Amendment Effective Date, the Administrative Agent, the Replacement Term Lender and the Incremental Term Lender shall have received all documentation and other information reasonably requested by it in writing at least ten days in advance of the First Amendment Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 9.     Waivers. Solely in connection with the borrowing of the Replacement Term Loans and the Incremental Euro Term Loans on the First Amendment Effective Date and the voluntary prepayment in full of the Term Loans in connection therewith and subject to Section 6(b) hereof, each of the Lenders party hereto hereby waive any required notice of prepayment of Term Loans pursuant to Section 2.05 of the Existing Credit Agreement.

SECTION 10.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

SECTION 11.    Confirmation of Guaranties and Security Interests. By signing this Agreement and subject to the German Reaffirmation Documents and any reservations set out in the Existing Credit Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Existing Credit Agreement as modified hereby (including with respect to the Replacement Term Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Security Agreement and the other Loan Documents and (y) constitute Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Security Agreement and the other Loan Documents (other than any accessory security document governed by German law, which will be confirmed, inter alia, by way of a separate security document governed by German law) are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document (other than any accessory security document governed by German law, which will be confirmed, inter alia, by way of a separate security document governed by German law) to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 12.    Consent. The Borrowers and the Administrative Agent hereby consent to the assignment of any Replacement Term Loans held by the Replacement Term Lender on the date hereof; provided, that the Borrowers consent to such assignment only to the extent that the amount and relevant assignee of each such assignment has been disclosed by the Administrative Agent to the Borrower Representative on or prior to the date hereof.

SECTION 13.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 14.    Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the Term Loan Refinancing, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement or the Term Loan Refinancing). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 15.    Incorporation. Sections 10.10 and 10.11 of the Existing Credit Agreement, relating to, among other things, jurisdiction, waiver of jury trial, venue, forum and service of process, are hereby incorporated and shall apply to the parties hereto mutatis mutandis, to the same extent as if fully set forth herein.

SECTION 16.    Post-Closing. Within one (1) week following the First Amendment Effective Date, the Administrative Agent shall have received a copy, executed by the relevant Loan Parties party thereto, of the Confirmation and Junior Ranking Pledge Agreement relating to non-accessory security rights and bank accounts of KP International Holding GmbH, KP Holding GmbH & Co. KG, Klöckner Pentaplast German Holding GmbH & Co. KG, KP Germany Erste GmbH, Klöckner Pentaplast GmbH, Klöckner Pentaplast Europe GmbH & Co. KG, Klöckner Pentaplast Limited, Kleopatra UK Limited, Klöckner Pentaplast of America Inc., Klöckner Pentaplast Schweiz AG and KP Holding Verwaltungs GmbH.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S. BORROWER

KLÖCKNER PENTAPLAST OF AMERICA, INC.

By:	/s/ Wayne M. Hewett
Name:	Wayne M. Hewett
Title:	Chairman

GERMAN BORROWERS

KP GERMANY ERSTE GMBH

By:	/s/ R. Peter Heinze
Name:	R. Peter Heinze
Title:	Managing Director

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

KLÖCKNER PENTAPLAST GMBH

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

By:	/s/ Dr. Rainer Rothermel
Name:	Dr. Rainer Rothermel
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

PARENT

KLEOPATRA HOLDINGS 2 acting by its general partner and sole manager

KLEOPATRA HOLDINGS GP S.A., itself represented by its permanent representative

By:	/s/ Julien Goffin
Name:	Julien Goffin
Title:	Permanent Resident

HOLDINGS

KP HOLDING GMBH & CO. KG

By:	/s/ R. Peter Heinze
Name:	R. Peter Heinze
Title:	Managing Director

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

INTERMEDIATE GERMAN HOLDINGS

KLÖCKNER PENTAPLAST GERMAN HOLDING GMBH & CO. KG

By:	/s/ R. Peter Heinze
Name:	R. Peter Heinze
Title:	Managing Director

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

INTERMEDIATE KPA HOLDINGS

KP INTERNATIONAL HOLDING GMBH

By:	/s/ R. Peter Heinze
Name:	R. Peter Heinze
Title:	Managing Director

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

GUARANTORS

INTERTRANS CARRIER COMPANY

By:	/s/ Patsy Page / Ashley Forbes
Name:	Patsy Page / Ashley Forbes
Title:	President / Treasurer

KP INVESTMENTS HOLDINGS, LLC

By:	KLÖCKNER PENTAPLAST OF AMERICA, INC., as the sole member and manager

By:	/s/ Aida Garay
Name:	Aida Garay
Title:	Treasurer

KLEOPATRA UK LIMITED

By:	/s/ Giles Peacock
Name:	Giles Peacock
Title:

By:	/s/ John Myers
Name:	John Myers
Title:	Director

[Signature Page to First Amendment to Credit Agreement]

KLÖCKNER PENTAPLAST LIMITED

By:	/s/ Giles Peacock
Name:	Giles Peacock
Title:	Managing Director

By:	/s/ John Myers
Name:	John Myers
Title:	Company Secretary

KLÖCKNER PENTAPLAST SCHWEIZ AG

By:	/s/ Pierre Ferracci
Name:	Pierre Ferracci
Title:	President of the Advisory Board

By:	/s/ Pedro Duarte Rocha da Silva Costa
Name:	Pedro Duarte Rocha da Silva Costa
Title:	Member of the Advisory Board

KLÖCKNER PENTAPLAST EUROPE GMBH & CO. KG represented by its general partner Klöckner Pentaplast GmbH

By:	/s/ Dr. Rainer Rothermel
Name:	Dr. Rainer Rothermel
Title:	Managing Director

By:	/s/ Marc Setzen
Name:	Marc Setzen
Title:	Managing Director

KLEOPATRA LUX 2 S.À.R.L.

By:	/s/ Julien Goffin / Christoph Tschepe
Name:	Julien Goffin / Christoph Tschepe
Title:	Director / Director

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Nicholas Goss
Name:	Nicholas Goss
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Replacement Term Lender and Incremental Term Lender

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Nicholas Goss
Name:	Nicholas Goss
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

Schedule I.A.

US DOLLAR COMMITMENTS

REPLACEMENT TERM LOAN COMMITMENTS

Replacement Term Lender	Replacement Dollar Term Loan Commitments
Initial U.S. Borrower Dollar Term Commitments
Credit Suisse AG, Cayman Islands Branch	$507,024,765.00
Initial German Borrower Dollar Term Commitments
Credit Suisse AG, Cayman Islands Branch	$216,677,250.00

Total	$723,702,015.00

Schedule I.B.

EURO COMMITMENTS

REPLACEMENT TERM LOANS

Replacement Term Lender	Replacement Euro Term Loan Commitments
Initial Erste Euro Term Commitments
Credit Suisse AG, Cayman Islands Branch	€111,587,500.00
Initial GmbH Euro Term Commitments
Credit Suisse AG, Cayman Islands Branch	€98,750,000.00

Total	€210,337,500.00

INCREMENTAL EURO TERM LOANS

Incremental Term Lender	Incremental Euro Term Loan Commitments
Initial GmbH Euro Term Commitments
Credit Suisse AG, Cayman Islands Branch	€85,000,000.00

Total	€85,000,000.00